Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: February 8, 2022

ELEPHANT PARTNERS I, L.P.

By: Elephant Partners GP I, LLC
Its: General Partner

By:	*
Jeremiah Daly
Its:	Managing Member

ELEPHANT PARTNERS GP I, LLC

By:	*
Jeremiah Daly
Its:	Managing Member

ELEPHANT PARTNERS II, L.P.

By: Elephant Partners GP II, LLC
Its: General Partner

By:	*
Jeremiah Daly
Its:	Managing Member

ELEPHANT PARTNERS II-B, L.P.

By: Elephant Partners GP II, LLC
Its: General Partner

By:	*
Jeremiah Daly
Its:	Managing Member

ELEPHANT PARTNERS GP II, LLC

By:	*
Jeremiah Daly
Its:	Managing Member

*
Jeremiah Daly

*
Andrew Hunt

*By:	/s/ Patrick Cammarata
Name:	Patrick Cammarata
Attorney-in-Fact

[*This Schedule 13G was executed pursuant to a Power of Attorney. Note that a copy of the applicable Power of Attorney is already on file with the appropriate agencies.]